UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: (Date of Earliest Event Reported) March 7, 2011 (March 3, 2011)
PANHANDLE OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 North Grand Blvd., Suite 300 Oklahoma City, OK (Address of principal executive offices)	73112 (Zip code)
(405) 948-1560
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

ITEM 5.07	Submission of Matters to a Vote of Security Holders
Panhandle Oil and Gas Inc. (the “Company”) held its annual meeting (the “The Annual Meeting”) of shareholders on March 3, 2011 at the Waterford Marriott in Oklahoma City, Oklahoma. A quorum consisting of approximately 75% of the Company’s Class A Common Stock issued and outstanding was represented either in person or by proxy. At the Annual Meeting the Company’s shareholders voted on proposals to: (1) elect Michael C. Coffman, Duke R. Ligon and Robert A. Reece as directors to serve for three year terms; (2) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ended September 30, 2011; (3) hold an advisory vote on executive compensation; and (4) hold an advisory vote to determine the frequency of future advisory votes on executive compensation. Voting results of the proposals are as follows:

Proposal #1 Election of Three Directors:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Michael C. Coffman	4,570,450	N/A	49,675	N/A	1,603,619
Duke R. Ligon	4,089,681	N/A	530,444	N/A	1,603,619
Robert A. Reece	4,556,177	N/A	63,948	N/A	1,603,619

Proposal #2 Ratification of Selection of Independent
Registered Public Accounting Firm:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Totals	6,176,597	6,153	N/A	40,994	-0-

Proposal #3 Advisory Vote on Executive Compensation:
	For	Against	Withheld	Abstentions	Broker Non-Votes
Totals	4,334,814	125,652	N/A	159,659	1,603,619

Proposal #4 Advisory Vote on Frequency of Future Advisory
Votes on Executive Compensation:
	Every Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
Totals	1,119,722	297,966	2,964,630	237,807	1,603,619
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.
By:	/s/ Michael C. Coffman
Michael C. Coffman,
President and CEO

DATE: March 7, 2011